UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Stanley Mbugua

Stanley Mbugua, Chief Accounting Officer of Skillz Inc. (the “Company”) stepped down as an officer of the Company effective March 31, 2023.

On March 31, 2023, in connection with the foregoing, the Company and Mr. Mbugua entered into a separation agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Mbugua will receive (i) a severance payment equal to an aggregate of $150,000, and (ii) COBRA healthcare coverage for a maximum period of six months. The Separation Agreement also contains customary cooperation and non-disparagement provisions.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

New Principal Accounting Officer

Effective April 3, 2023 (the “Effective Date”), Elly Ryu, 42, will serve as Controller and Global Head of Accounting, the principal accounting officer of the Company. Ms. Ryu previously served as the Corporate Controller and Principal Accounting Officer at Sensen Bio, Inc. (now known as Carisma Therapeutics Inc.), from February 2021 to March 2023. Ms. Ryu joined Fi Holdings, LLC where she served as the Corporate Controller from January 2020 to February 2021. Prior to Fi Holdings, Ms. Ryu served as the Director of Accounting and Finance at Acrotech Biopharma, LLC from March 2019 to November 2019. Prior to that, Ms. Ryu served in a variety of positions at Spectrum Pharmaceuticals, Inc., including Director of Accounting and Finance, Commercial Controller, Assistant Controller and Senior Manager Accounting and Finance from September 2009 to March 2019. Ms. Ryu holds a Master’s in Business Administration from University of California, Irvine and a Bachelor of Science in Economics and Business Administration from the Sogang University, Seoul, South Korea.

Under an offer letter that Ms. Ryu entered into with the Company and approved by the Compensation Committee of the Board of Directors (the “Board”) on March 30, 2023, she will be paid a salary of $280,000 per year. She will also be eligible to receive annual target incentive compensation of $100,000 (pro-rated for 2023), subject to achievement of certain performance goals. The Company will also grant Ms. Ryu a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $60,000 which, subject to continuous service, will vest 100% on the date of Ms. Ryu’s one year anniversary of the Effective Date (the “Incentive Award”). The Company will also grant Ms. Ryu a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $60,000 which will vest in one year, subject to achievement of certain performance goals (the “Performance Based Incentive Award”).

There are no family relationships between Ms. Ryu and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Ryu has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Ryu and any other person pursuant to which Ms. Ryu was appointed as an officer of the Company.

Item 5.08. Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On March 22, 2023, the Board established that the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, June 20, 2023, and has fixed the closing of business on April 21, 2023, as the record date for the Annual Meeting. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the 2022 Annual Meeting of Stockholders, which was held on May 12, 2022, the deadlines for any stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for any stockholder nomination or proposal outside of Rule 14a-8, as listed in the Company’s 2022 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, are no longer applicable.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act, the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be no later than 5:00 p.m., Eastern Time, April 13, 2023 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act and the Company’s Bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, dated March 31, 2023, between Skillz Inc. and Stanley Mbugua
104	Cover Page Interactive Data File (formatted as inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte J. Edelman
	Name:	Charlotte J. Edelman
	Title:	General Counsel and Secretary
Date: April 3, 2023